Exhibit 99.1

Investor and Media Contact:

ir@oxigene.com

650-635-7000

OXIGENE APPOINTS DR. SIMON PEDDER TO BOARD OF DIRECTORS

SOUTH SAN FRANCISCO, Calif. – March 24, 2016 — OXiGENE, Inc. (Nasdaq:OXGN), a biopharmaceutical company developing vascular disrupting agents (VDAs) for the treatment of cancer, today announced that Simon C. Pedder, Ph.D. has been appointed to OXiGENE’s board of directors, effective March 21, 2016.

“I am extremely pleased to welcome Simon to our board,” said William D. Schwieterman, M.D., OXiGENE’s President and Chief Executive Officer. “Simon has a wealth of experience in many areas that will benefit OXiGENE as we continue to advance our investigational drugs. I am particularly excited about his business development expertise and his track record that includes getting drugs approved and successfully launched. He will be a valuable addition to OXiGENE’s board, and I know from working with him previously that he will have numerous contributions to make as we work to build shareholder value and advance our clinical candidates.”

Dr. Pedder has had a successful career in drug development and is currently the Vice President of Corporate Strategy and Business Development of Athenex, Inc., a global specialty oncology pharmaceutical company. Earlier, Dr. Pedder was Vice President of the Oncology Pharma Business at Hoffman-LaRoche. His other roles at Hoffman-LaRoche included Life Cycle Leader and Global Project Leader of Pegasys/IFN, Head of Hepatitis Franchise, Global Project Leader of Pharmaceutical Development and Director of Clinical Operations. Dr. Pedder’s recent leadership roles included serving as President and Chief Executive Officer of Cellectar Biosciences, Inc. and of Chelsea Therapeutics, Inc. Before joining the pharmaceutical industry, he was on the faculty of the Department of Pharmacology in the College of Medicine at the University of Saskatchewan, where he obtained his Ph.D. in Pharmacology. Dr. Pedder has led the late stage development and commercial launch of several pharmaceutical products.

Commenting on his appointment, Dr. Pedder stated, “I am delighted to join OXiGENE’s board at this time. Their lead investigational drug, CA4P, has shown strong efficacy in clinical trials when given in combination with an antiangiogenic agent, such as bevacizumab. I believe that the opportunities at OXiGENE are tremendous, and I look forward to working with Bill and the rest of the management team here to help achieve the full potential of the company’s portfolio.”

About OXiGENE

OXiGENE is a clinical-stage biopharmaceutical company developing vascular disrupting agents to treat cancer. VDAs selectively disrupt abnormal blood vessels that sustain tumors. The company’s investigational drugs include CA4P (fosbretabulin), which is in development as a treatment for solid tumors, and OXi4503, which is in development for acute myeloid leukemia (AML). OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release, which include the timing of advancement, outcomes, data and regulatory guidance relative to our clinical programs and achievement of our business and financing objectives may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to, the inherent risks of drug development, manufacturing and regulatory review, and the availability of additional financing to pursue and continue development of our programs. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE’s reports to the Securities and Exchange Commission, including OXiGENE’s reports on Form 10-K, 10-Q and 8-K. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.